Exhibit 99.1

Lear Announces Offering of Senior Notes

SOUTHFIELD, Mich., April 29, 2019 — Lear Corporation, a global automotive technology leader in seating and electrical and electronic systems, announced today that it intends to commence an underwritten public offering of senior unsecured notes due 2029 and of senior unsecured notes due 2049. The terms of the offering will depend on market conditions and other factors.

The Company intends to use a portion of the net proceeds of this offering to redeem the outstanding $325.0 million aggregate principal amount of the Company’s 5.375% Senior Notes due 2024 (the “2024 Notes”) at a price equal to 102.688% of the principal amount of such 2024 Notes plus accrued and unpaid interest up to, but not including, the redemption date. The remaining proceeds will be used to pay a portion of the purchase price for the previously announced acquisition of Xevo Inc.

Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers for the bond offering. Lear is making this offering pursuant to a shelf registration statement that became effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 10, 2017. This offering will be made solely by means of a prospectus and prospectus supplement, copies of which may be obtained from Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (or by email at prospectus@citi.com or telephone at 1-800-831-9146), HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, NY, USA 10018, Attention: Prospectus Department (or by email at tmg.americas@us.hsbc.com or telephone at 1-866-811-8049), or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor (by telephone at 1-212-834-4533) or through the SEC website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear is a global automotive technology leader in seating and electrical and electronic systems. Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered, and manufactured by a diverse team of approximately 169,000 employees located in 39 countries. Lear currently ranks #148 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com, or follow us on Twitter @LearCorporation.

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